Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-289553 on Form S-8 of our report dated March 9, 2026, relating to the financial statements of Bullish appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 9, 2026